Exhibit 99.1

Investor Contact:	Media Contact:
Eileen VanEss	Cherie Stewart
(510) 420-5361	(510) 596-3343
evaness@leapfrog.com	cstewart@leapfrog.com

LeapFrog Reports First Quarter 2005 Financial Results

Highlights

•	Net sales for the quarter were $71.9 million, flat with 2004; excluding the benefit of foreign currency, sales were down 0.4%

•	U.S. Consumer net sales were $44.3 million, down 5%

•	International net sales were $17.5 million, up 9%

•	SchoolHouse Division net sales were $10.1 million, up 10%

•	Lower gross margins and higher operating expenses resulted in net operating loss of $29.1 million for the first quarter of 2005, compared to net operating loss of $19.2 million for the first quarter of 2004

•	Loss per share for the first quarter of 2005 year was $0.32 compared to loss of $0.20 per share in the first quarter of 2004

Emeryville, Calif. – April 28, 2005 – LeapFrog Enterprises, Inc. (NYSE:LF), a leading developer of innovative technology-based educational products, today reported financial results for the quarter ended March 31, 2005. For the quarter, the company recorded a net loss of $19.9 million, or ($0.32) per share compared to a net loss of $11.8 million, or ($0.20) per share for the first quarter of 2004.

“First quarter financial results are in line with our expectations”, commented Tom Kalinske, Chief Executive Officer. “More importantly, we are making progress in revitalizing the health of the business. Over the course of the first quarter, we have strengthened our management team and improved our planning processes and supply chain. We are pleased with the continuing growth of our International and SchoolHouse businesses, and our new product introductions for later this year, notably our FLY pentop computer and Leapster L-Max handheld, remain on schedule.”

Financial Overview

“Our financial condition remains strong,” added Bill Chiasson, Chief Financial Officer of LeapFrog. “Cash flow from operations was $91 million in the quarter, and we have $186 million of cash and short term investments on hand as of March 31, 2005.”

Net Sales

Net sales for the first quarter of 2005 were $71.9 million, compared to $71.6 million for the first quarter of 2004, or essentially unchanged. Excluding the impact of foreign exchange, sales would have been down 0.4% for the first quarter of 2005.

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Segment Results

Net sales from the U.S. Consumer segment were $44.3 million in the first quarter, down 4.8% over the same period in 2004. Net sales from the International segment were $17.5 million in the first quarter, up 9.4% on a reported basis over the same period in 2004 and 6.2% on a constant currency basis. Net sales from the SchoolHouse Division were $10.1 million in the first quarter, up 10.5% over the same period in 2004.

Gross Margin

Gross margin for the first quarter of 2005 was 38.6%, down 6 percentage points from the first quarter of 2004. The gross margin decrease was primarily attributable to product mix and higher freight and warehousing costs in the U.S. Consumer segment partially offset by higher SchoolHouse Division gross margins.

Operating Expenses

Operating expenses increased 11% to $56.9 million for the first quarter of 2005 compared to $51.2 million for the first quarter of 2004. Increases are attributable to higher legal expenses, higher audit and Sarbanes-Oxley related costs, increases to support the growth of the SchoolHouse Division and higher employee costs resulting from the restructuring announced during the first quarter of 2005.

Net Loss

The company recorded a net loss of $19.9 million for the first quarter of 2005, or a loss of $0.32 per share compared to a loss of $11.8 million for the first quarter of 2004, or a loss of $0.20 per share.

Conference Call

A conference call will be held tomorrow, Friday, April 29, at 9:00 am Eastern time (6:00 am Pacific time) to discuss these announcements and to provide further discussion of results for the first quarter of 2005. A live web cast of the conference call will be offered on LeapFrog’s investor relations website at www.leapfroginvestor.com and on www.ccbn.com. A replay of the web cast will be available on these websites through September 30, 2005. To participate in the call, please dial (706) 634-0183.

About LeapFrog

LeapFrog Enterprises, Inc. (NYSE:LF) is a leading designer, developer and marketer of innovative, technology-based learning products and related proprietary content, dedicated to making learning effective and engaging for all ages, at home and in schools, around the world. Emeryville, California-based LeapFrog has developed a family of learning platforms that come to life with more than 100 interactive software titles, covering important subjects such as phonics, reading, math, music, geography, social studies, spelling, vocabulary and science. In addition, the company has created more than 35 stand-alone educational products for ages six months to 16 years.

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LeapFrog’s award-winning U.S. consumer products are available in six languages at major retailers in more than 25 countries around the world. The LeapFrog SchoolHouse curriculum programs are currently in classrooms across the U.S. with more than 200 interactive books and over 450 skill cards representing more than 6,000 pages of educational content.

LEAPFROG, the LeapFrog Logo, FLY and LEAPSTER L-MAX are trademarks or registered trademarks of LeapFrog Enterprises, Inc. © 2005 LeapFrog Enterprises, Inc. All rights reserved.

Forward-Looking Statements

Cautionary Statement Under The Private Securities Litigation Reform Act Of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, including statements regarding our anticipated future product introductions. These forward-looking statements involve risks and uncertainties, including the ability of the company and its finished goods manufacturers to produce sufficient volumes of current and future products in a timely fashion and at satisfactory quality and cost levels; the company’s ability to efficiently manage its shipping and logistics operations; and the availability of components and materials to make the company’s products. These and other risks and uncertainties detailed from time to time in the company’s SEC filings, including its 2004 annual report on Form 10-K filed on March 29, 2005, could cause the company’s actual results to differ materially from those discussed in this release. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

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LEAPFROG ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	March 31,		December 31, 2004
	2005	2004
	(Unaudited)		(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$35,343	$45,845	$60,559
Short-term investments	150,794	154,824	28,188
Restricted cash	—	8,418	8,418
Accounts receivable, net of allowances of $2,353, $851 and $2,519 at March 31, 2005 and 2004 and December 31, 2004, respectively	69,305	69,170	228,187
Inventories, net	129,289	115,063	131,189
Prepaid expenses and other current assets	13,715	8,821	13,321
Deferred income taxes	34,153	18,774	25,009

Total current assets	432,599	420,915	494,871

Property and equipment, net	22,915	20,923	24,807
Deferred income taxes	7,087	553	6,633
Intangible assets, net	29,024	30,555	29,496
Other assets	3,979	6,318	3,987

Total assets	$495,604	$479,264	$559,794

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$32,169	$38,607	$62,811
Accrued liabilities	36,278	26,294	53,868
Deferred revenue	332	240	364
Income taxes payable	6,811	3,069	6,951

Total current liabilities	75,590	68,210	123,994

Deferred rent and other long term liabilities	1,212	540	1,300
Deferred income taxes	—	31	—

Commitments and contingencies

Stockholders’ equity:
Class A common stock, par value $0.0001; 139,500 shares authorized; shares issued and outstanding: 33,962; 31,651 and 33,415 at March 31, 2005 and 2004 and December 31, 2004, respectively	3	3	3
Class B common stock, par value $0.0001; 40,500 shares authorized; 27,614; 27,883 and 27,614 shares issued and outstanding at March 31, 2005 and 2004 and December 31, 2004, respectively	3	3	3

Additional paid-in capital	323,218	301,654	318,796
Deferred compensation	(1,899)	(1,965)	(2,000)
Accumulated other comprehensive income	2,056	783	2,398
Retained earnings	95,421	110,005	115,300

Total stockholders’ equity	418,802	410,483	434,500

Total liabilities and stockholders’ equity	$495,604	$479,264	$559,794

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LEAPFROG ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Quarter Ended March 31,
	2005	2004
Net sales	$71,859	$71,632
Cost of sales	44,087	39,684

Gross profit	27,772	31,948

Operating expenses:
Selling, general and administrative	33,209	26,769
Research and development	14,739	13,946
Advertising	6,493	8,686
Depreciation and amortization	2,430	1,793

Total operating expenses	56,871	51,194

Loss from operations	(29,099)	(19,246)

Interest expense	(4)	(1)
Interest income	853	397
Other income/(expense), net	55	863

Loss before provision for income taxes	(28,195)	(17,987)

Benefit for income taxes	(8,316)	(6,164)

Net loss	$(19,879)	$(11,823)

Net loss per common share:
Basic and diluted	$(0.32)	$(0.20)

Shares used in calculating net loss per common share:
Basic and diluted	61,187	59,373

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LEAPFROG ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Quarter Ended March 31,
	2005	2004
Net loss	$(19,879)	$(11,823)

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	3,833	3,755
Amortization	472	493
Unrealized FX Gain/Loss	3,538	(240)
Loss on disposal of property and equipment	74	—
Provision for doubtful accounts	(124)	638
Deferred income taxes	(9,612)	(6,942)
Deferred rent	(86)	(32)
Deferred revenue	(32)	(1,177)
Amortization of Deferred Compensation	272	481
Stock option compensation related to nonemployees	17	135
Tax benefit from exercise of stock options and other	1,034	3,179
Amortization of bond premium	—	50

Other changes in operating assets and liabilities:
Accounts receivable	158,059	210,563
Inventories	1,545	(24,073)
Prepaid expenses and other current assets	(407)	1,273
Other assets	—	(272)
Accounts payable	(30,515)	(47,534)
Accrued liabilities	(17,452)	(18,404)
Income taxes payable	(143)	(1,636)
Other liabilities	(2)	(8)

Net cash provided by operating activities	90,592	108,426

Investing activities:
Purchases of property and equipment	(2,023)	(4,128)
Purchase of intangible assets	—	(6,000)
Purchases of investments	(190,665)	(138,364)
Sale of investments	76,483	37,356

Net cash used in investing activities	(116,205)	(111,136)

Financing activities:
Proceeds from the exercise of stock options and ESPP	3,201	3,410

Net cash provided by financing activities	3,201	3,410

Effect of exchange rate changes on cash	(2,804)	(174)

Increase (decrease) in cash and cash equivalents	(25,216)	526
Cash and cash equivalents at beginning of year	60,559	45,319

Cash and cash equivalents at end of period	$35,343	$45,845

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for:
Income taxes	$376	$—

Non-cash investing and financing activities:
Issuance of restricted stock to employees	$289	$—
Amount payable related to technology license	$—	$4,000

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